UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2021

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2021, the Board of Directors (the “Board”) of Taylor Morrison Home Corporation (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws”) to (i) change the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard and (ii) implement certain other administrative changes. Specifically, Section 2.9 of the Bylaws now provides that, in uncontested director elections, director nominees shall be elected to the Board by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any meeting of stockholders for the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee). A plurality voting standard remains applicable to any election in which the number of director nominees exceeds the number of directors to be elected. In addition, the Bylaws were amended to remove legacy provisions relating to the Company’s former stockholders and to implement certain non-substantive administrative and conforming changes.

The foregoing summary is qualified in its entirety by reference to the complete text of the Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference. In addition, a marked copy of the Bylaws showing all amendments effective as of December 8, 2021 is attached as Exhibit 3.2.

Item 8.01	Other Events.

Stock Repurchase Program

On December 8, 2021, the Board authorized a renewal of the Company’s stock repurchase program through June 30, 2024, which authorization replaced the Company’s prior $250 million repurchase authorization scheduled to expire on December 31, 2022. The stock repurchase program, as renewed, permits the repurchase of up to $250 million of the Company’s Common stock, par value $0.00001 per share (the “Common Stock”). Repurchases of the Company’s Common Stock under the program may occur from time to time in open market purchases, privately negotiated transactions or other transactions.

Repurchases of Common Stock under the program are subject to prevailing market conditions and other considerations, including the Company’s liquidity, the terms of its debt instruments, legal requirements, planned land investment and development spending, acquisition and other investment opportunities and ongoing capital requirements. The program does not require the Company to repurchase any specific number of shares of Common Stock, and the program may be suspended, extended, modified or discontinued at any time.

Corporate Governance Guidelines

On December 8, 2021, the Board also amended the Company’s Corporate Governance Guidelines (the “Guidelines”) to modify the Company’s existing director resignation policy to be consistent with the above majority vote requirement. The Guidelines, as amended, require each incumbent nominee who does not receive the requisite majority vote in an uncontested election to promptly offer to tender her or his resignation following certification of the stockholder vote. The Board will then decide whether to accept the resignation, based on the recommendation of the Nominating and Governance Committee, within 90 days following certification of the stockholder vote and will disclose its determination and its reasoning in a filing with the Securities and Exchange Commission.

In addition, in furtherance of the Company’s continuing commitment to Board diversity, the Guidelines were further amended to reflect the policy of the Nominating and Governance Committee that, when conducting a search to fill a vacancy on the Board, any candidate pool will include candidates who are diverse in terms of race, ethnicity and/or gender.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective as of December 8, 2021

3.2	Amended and Restated Bylaws of the Company, marked to show amendments effective as of December 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: December 13, 2021